UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 25, 2006

Monarch Casino & Resort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22088	88-0300760

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 South Virginia Street, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(775) 335-4600

Not applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

MONARCH CASINO REPORTS RECORD THIRD QUARTER RESULTS

•	Record quarterly net revenue of $41.9 million
•	Record income from operations of $11.4 million ($11.8 excluding share-based compensation)
•	Record EBITDA (1) of $13.5 million ($14.0 million excluding share-based compensation)
•	Record diluted EPS of 38 cents (40 cents excluding share-based compensation)

RENO, NV - October 25, 2006 - Monarch Casino & Resort, Inc. (NASDAQ: MCRI) (the "Company"), owner of the Atlantis Casino Resort in Reno, Nevada, today announced record quarterly results for net revenue, income from operations, EBITDA (1) and diluted EPS.
The Company reported record net revenues of $41.9 million, a 9.3% increase over the comparative quarter in 2005, and announced that each of its revenue centers delivered record results. Specifically, casino, food and beverage, hotel and ‘other revenue centers’ drove revenue increases over the same quarter of the prior year of 9.1%, 7.1%, 11.0% and 10.7%, respectively.
The Company announced Income from operations of $11.4 million, EBITDA (1) of $13.5 million and diluted EPS of 38 cents, each of which were also all-time records. Excluding the effects of $489,000 of share-based compensation, the Company would have posted income from operations of $11.8 million, EBITDA (1) of $14.0 million and diluted EPS of 40 cents. Compared to the same quarter of the prior year, the results excluding the effects of share-based compensation represent increases of 6.2%, 5.4% and 8.1%, respectively.
The Company reported a $2.0 million, or 20.9% increase in selling, general and administrative expenses over the same quarter of the prior year. The drivers of this increase were share-based compensation resulting from the implementation of FAS 123R in the first quarter of 2006; increased marketing and promotional expense; increased payroll costs; increased legal fees; higher bad debt expense and higher energy costs.
Monarch’s CEO and Co-Chairman John Farahi commented on the Company’s performance: “These record results are a tribute to our team and demonstrate our ability to continually raise the performance bar on the strong results we have delivered in the past. We will continue the push toward peak performance from our existing facility as we proceed with its expansion. We are on schedule with the expansion plans we announced last May and expect to break ground in the first quarter of 2007.”
The Company remained debt free during the quarter.
Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada. The Atlantis is the closest hotel-casino to, and is directly across the street from, the Reno-Sparks Convention Center. The Atlantis features a Sky Terrace, a unique structure rising approximately 55 feet above street level and spanning 160 feet across Virginia Street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion and growth. Currently, the Company uses it as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The Atlantis features approximately 51,000 square feet of high-energy casino space with 38 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) future expansion plans. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company’s financial results is included in the Company’s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ron Rowan, CFO at (775) 825-4700 or rrowan@monarchcasino.com
          John Farahi, CEO at (775) 825-4700 or JohnFarahi@monarchcasino.com

For additional information visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented may not be comparable to similarly titled measures presented by other companies.

Monarch Casino & Resort, Inc.
Condensed Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Casino	$27,716,814	$25,397,320	$77,621,373	$70,322,452
Food and beverage	10,889,609	10,164,356	30,769,768	28,595,670
Hotel	8,101,167	7,296,627	20,580,811	18,668,109
Other	1,408,494	1,272,052	3,839,594	3,460,808
Gross revenues	48,116,084	44,130,355	132,811,546	121,047,039
Less promotional allowances	(6,213,477)	(5,782,463)	(17,644,527)	(16,154,058)
Net revenues	41,902,607	38,347,892	115,167,019	104,892,981
Operating Expenses
Casino	8,991,885	8,189,181	25,483,766	23,676,274
Food and beverage	5,143,751	4,862,299	14,634,537	14,030,259
Hotel	2,206,631	2,024,190	6,312,500	5,863,026
Other	384,033	354,625	1,116,317	999,689
Selling, general, and administrative	11,653,283	9,640,312	35,056,128	28,222,479
Gaming development costs	27,892	13,382	100,724	274,090
Depreciation and amortization	2,139,592	2,113,060	6,430,831	6,251,172
Total operating expenses	30,547,067	27,197,049	89,134,803	79,316,989
Income from operations	11,355,540	11,150,843	26,032,216	25,575,992

Other expense
Interest expense	(15,401)	(301,629)	(74,845)	890,966)

Income before income taxes	11,340,139	10,849,214	25,957,371	24,685,026

Provision for income taxes	3,969,098	3,762,000	8,996,000	8,550,000

Net income	$ 7,371,041	$ 7,087,214	$16,961,371	$16,135,026

Earnings per share of common stock
Net income
Basic	$ 0.39	$ 0.38	$ 0.89	$ 0.86
Diluted	$ 0.38	$ 0.37	$ 0.88	$ 0.85

Weighted average number of common
shares and potential common
shares outstanding
Basic	19,058,896	18,867,748	18,965,694	18,840,034
Diluted	19,245,639	19,103,711	19,263,869	19,082,667

Monarch Casino & Resort, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2006	2005
ASSETS	(UNAUDITED)
Current assets
Cash	$ 28,658,340	$ 12,886,494
Receivables, net	3,470,359	3,559,602
Federal income tax refund receivable	-	286,760
Inventories	1,489,634	1,456,453
Prepaid expenses	3,054,855	2,401,619
Deferred income taxes	1,919,043	1,326,224
Total current assets	38,592,231	21,917,152

Property and equipment
Land	10,339,530	10,339,530
Land improvements	3,166,107	3,166,107
Buildings	78,955,538	78,955,538
Building improvements	10,398,814	10,398,814
Furniture & equipment	71,293,190	67,393,755
Leasehold improvements	1,346,965	1,346,965
	175,500,144	171,600,709
Less accumulated depreciation and amortization	(82,299,289)	(76,117,346)
Net property and equipment	93,200,855	95,483,363

Other assets, net	254,122	269,524
Total assets	$ 132,047,208	$117,670,039

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	7,082,667	7,335,630
Accrued expenses	8,199,026	8,722,221
Federal income taxes payable	1,338,218	-
Total current liabilities	16,619,911	16,057,851

Long-term debt, less current maturities	-	8,100,000
Deferred income taxes	5,403,193	5,953,193

Stockholders' equity
Preferred stock, $.01 par value, 10,000,000 shares
authorized; none issued	-	-
Common stock, $.01 par value, 30,000,000 shares
authorized; 19,072,550 shares issued;
19,059,968 outstanding at 9/30/06
18,879,310 outstanding at 12/31/05	190,726	190,726
Additional paid-in capital	22,723,844	17,882,827
Treasury stock, 12,582 shares at 9/30/06
193,240 shares at 12/31/05, at cost	(46,156)	(708,877)
Retained earnings	87,155,690	70,194,319
Total stockholders' equity	110,024,104	87,558,995
Total liabilities and stockholders’ equity	$ 132,047,208	$117,670,039

                                       Monarch Casino & Resort, Inc.
                                  Reconciliation of Net Income to EBITDA (1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Income	$7,371,041	$7,087,214	$16,961,371	$16,135,026
Adjustments
Provision for income taxes	3,969,098	3,762,000	8,996,000	8,550,000
Interest expense	15,401	301,629	74,845	890,966
Depreciation & amortization	2,139,592	2,113,060	6,430,831	6,251,172
EBITDA (1)	$13,495,132	$13,263,903	$32,463,047	$31,827,164

(1) "EBITDA" consists of net income plus provision for income taxes, interest expense, and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monarch Casino and Resort, Inc.
(Registrant)

Date October 25, 2006
/s/ John Farahi
John Farahi Co-Chairman of the Board, Chief Executive Officer and Chief Operating Officer